As filed with the Securities and Exchange Commission on January 15, 2008.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
INTEROIL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Yukon Territory, Canada	Not Applicable
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)
Level 1
60-92 Cook Street
Cairns, QLD 4870, Australia
+61 (7) 4046-4600
(Address of Principal Executive Offices)
INTEROIL CORPORATION
2006 STOCK INCENTIVE PLAN
(Full Title of the Plan)
CT Corporation Systems
111 8th Avenue
New York, New York 10011
(212) 894-8940
(Name, Address (Including Zip Code), and Telephone Number
(Including Area Code) of Agent for Service in the United States)
Copy to:
Haynes and Boone, LLP
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Attn: William B. Nelson
(713) 547-2084
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Share (1)	Price	Registration Fee
Common Shares (2)	2,000,000 shares	$16.91	$33,820,000	$1329.13

(1)	Computed pursuant to Rule 457 (c) and (h) of the Securities Act of 1933, as amended, based on the average of the high and low sale prices on January 9, 2008, as reported by the American Stock Exchange.

(2)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to anti-dilution and adjustment provisions of the InterOil Corporation 2006 Stock Incentive Plan described herein. In addition, this Registration Statement shall be deemed to cover rights pursuant to the Shareholder Rights Plan Agreement, dated as of May 28, 2007, between InterOil Corporation and Computershare Investor Services Inc., as rights agent.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1. PLAN INFORMATION.*
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*
*	The documents containing the information specified in Part I of this Form S-8 will be sent or given to participants in the InterOil Corporation 2006 Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8 and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents filed by us with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13 of the Securities Exchange Act of 1934, are incorporated herein by reference:
•	Registration Statement on Form 40-F/A filed with the Commission on October 30, 2007.

•	Reports of Foreign Private Issuer on Form 6-K and 6-K/A filed with the Commission on June 1, 2007, June 12, 2007, August 23, 2007, two on October 30, 2007, November 5, 2007, November 13, 2007, November 14, 2007, November 23, 2007, November 27, 2007, December 19, 2007 and December 21, 2007.

•	The description of our common shares filed as Exhibit 139 to our Registration Statement on Form 40-F filed with the Commission on May 12, 2004, including any future amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
ITEM 4. DESCRIPTION OF SECURITIES.
     Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Sections 5.1 to 5.4 of the Bylaws of the Company provides, with regard to indemnity and insurance under the Business Corporations Act of the Yukon Territory, Canada (the “Act”), in part as follows:
“5.1 Indemnification of Directors and Officers against actions by Third Parties. Except in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that Corporation or body corporate, if:
     a) He acted honestly and in good faith with a view to the best interests of the Corporation; and
     b) In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.
5.2 Indemnification of Directors and Officers against actions by the Corporation. The Corporation shall, with the approval of the Supreme Court of the Yukon Territory, indemnify a person referred to in paragraph 5.1 in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfills the conditions set out in subparagraphs 5.1(a) and (b).
5.3 Right of Indemnity not Exclusive. The provisions for indemnification contained in the Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to an action in his official capacity and as to an action in any other capacity while holding such office. This section shall also apply to a person who has ceased to be a director or officer, and shall enure to the benefit of the heirs and legal representatives of such person.
5.4 Insurance. Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as the Board may from time to time determine.”
     The provisions of sections 5.1 and 5.2 of the Company’s by-laws are in accordance with sections 126 (1) and (2) of the Act, which deal with Indemnification of Directors and Officers against actions by Third Parties and Indemnification of Directors and Officers against actions by the Corporation, respectively.
     The provisions of section 5.4 of the Company’s by-laws are subject to the provisions of section 126(4) of the Act which provides that the insured must have acted honestly and in good faith with a view to the best interests of the Company.
     Insofar as indemnification for liabilities arising from the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
     Not applicable.
ITEM 8. EXHIBITS.

Exhibit
Number	Description

4.1	Articles of Continuance (incorporated by reference from Appendix B of Exhibit 99.1 of the Company’s Form 6-K, filed on June 1, 2007)

4.2	Bylaws (incorporated by reference from Appendix C of Exhibit 99.1 of the Company’s Form 6-K, filed on June 1, 2007)

4.3	Shareholder Rights Plan Agreement (incorporated by reference from Exhibit 99.1 to the Company’s 6-K filed on June 11, 2007)

5.1	Opinion of Lackowicz, Shier & Hoffman

23.1	Consent of Lackowicz, Shier & Hoffman (included in its opinion filed as Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers

23.3	Consent of KPMG

24.1	Power of attorney (included on the signature page to this Registration Statement)

99.1	InterOil’s 2006 Incentive Stock Option Plan

ITEM 9. UNDERTAKINGS
(a)	We hereby undertake:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cairns, Australia, on January 14, 2008.

INTEROIL CORPORATION
By:	/S/ PHIL E. MULACEK
Phil E. Mulacek
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     Each of the undersigned hereby appoints Phil E. Mulacek, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 14, 2008.

Signature	Title

/S/ PHIL E. MULACEK Phil E. Mulacek	Chairman of the Board and Chief Executive Officer (principal executive officer)

/S/ COLLIN F. VISAGGIO Collin F. Vissagio	Chief Financial Officer (principal accounting and financial officer)

/S/ CHRISTIAN M. VINSON Christian M. Vinson	Director and Executive Vice President of Corporate Development

/S/ ROGER N. GRUNDY Roger N. Grundy	Director

/S/ GAYLEN J. BYKER Gaylen J. Byker	Director

/S/ EDWARD N. SPEAL Edward N. Speal	Director

/S/ DONALD R. HANSEN Donald R. Hansen	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Articles of Continuance (incorporated by reference from Appendix B of Exhibit 99.1 of the Company’s Form 6-K, filed on June 1, 2007)

4.2	Bylaws (incorporated by reference from Appendix C of Exhibit 99.1 of the Company’s Form 6-K, filed on June 1, 2007)

4.3	Shareholder Rights Plan Agreement (incorporated by reference from Exhibit 99.1 to the Company’s 6-K filed on June 11, 2007)

5.1	Opinion of Lackowicz, Shier & Hoffman

23.1	Consent of Lackowicz, Shier & Hoffman (included in its opinion filed as Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers

23.3	Consent of KPMG

24.1	Power of attorney (included on the signature page to this Registration Statement)

99.1	InterOil’s 2006 Incentive Stock Option Plan